                                                      Registration No.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    Form S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 _______________

                         SULLIVAN DENTAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

          WISCONSIN                                            36-3070444
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)
                            10920 WEST LINCOLN AVENUE
                           WEST ALLIS, WISCONSIN 53227
                                 (414) 321-8881
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             TIMOTHY J. SULLIVAN
                                 PRESIDENT
                           10920 WEST LINCOLN AVENUE
                           WEST ALLIS, WISCONSIN 53227
                                (414) 321-8881
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                              ____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                                                    Proposed
   Title of each                     Proposed       maximum
      class of                        maximum      aggregate     Amount of
  securities to be  Amount to be  offering price    offering   registration
     registered      registered      per unit*       price*        fee*
-----------------------------------------------------------------------------
   Common Stock,
   $.01 Par Value       4,750         $17.625      $83,719.00     $26.00
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
* Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum aggregate offering price is based on the average of the high and low sales prices of the Common Stock on July 21, 1997 on the National Association of Securities Dealers Automated Quotation National Market System.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

P R O S P E C T U S





                                  4,750 SHARES

                         SULLIVAN DENTAL PRODUCTS, INC.

                                  COMMON STOCK



     This Prospectus relates to the sale of an aggregate of 4,750 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Sullivan Dental
Products, Inc. (the "Company").   Such 4,750 shares of Common Stock offered
hereby may be purchased by certain persons pursuant to the exercise of non-qualified stock options previously granted to them by the Company.

     The Common Stock is quoted through the NASDAQ National Market System under the trading symbol "SULL" The reported closing price of the Common Stock through the NASDAQ National Market System on July 21, 1997 was $17.875.

     SEE "CERTAIN INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH A PURCHASE OF COMMON STOCK.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  THE DATE OF THIS PROSPECTUS IS JULY 24, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained upon written request addressed to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, electronically filed documents, including reports, proxy statements and other information concerning the Company can be obtained from the Commission's home page on the Internet (http://www.sec.gov). The Company's Common Stock is quoted on the NASDAQ National Market System. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

        (i)  The latest annual report of the Company on Form 10-K.

       (ii)  The latest quarterly report of the Company on Form 10-Q.

      (iii)  All other reports filed by the Company pursuant to Sections
   13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above.

       (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A filed on March 5, 1990, including any amendments or reports filed for the purpose of updating such description.

   All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any document filed after the date of this Prospectus which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal office: Sullivan Dental Products, Inc., 10920 West Lincoln Avenue, West Allis, Wisconsin 53227, Attention: Timothy J. Sullivan (telephone: (414) 321-8881).

                                   THE COMPANY

   Sullivan Dental Products, Inc. (the "Company") is a distributor of consumable dental supplies and dental equipment. The Company's marketing strategy for dental supplies combines personal visits by sales representatives with a catalog of approximately 12,000 competitively priced items. The catalog is updated semi-annually, mailed directly to customers, and used by the Company's sales representatives to obtain additional business from existing customers and to develop new accounts. The Company believes that its catalog includes substantially all of the product categories used in general dentistry. The Company also sells, installs and services dental equipment through 48 sales and service centers located throughout the United States.

   Dental supplies have traditionally been marketed either through sales representatives or by catalog, but not both. The Company's customers may place orders directly by toll-free calls to specially trained customer service personnel or through the Company's sales representatives, who make regular visits to most of the Company's approximately 40,000 customers. The Company believes that the combination of personal contact by its sales representatives and the ability of customers to order directly by telephone generates higher overall sales to individual customers than would be the case if either marketing method were relied upon exclusively. Orders are generally shipped the day they are placed, with a fill rate of approximately 97%.

   As of July 1, 1997, the Company's sales organization consisted of 389 sales representatives, including 20 independent sales representatives. The Company's sales growth has resulted to a significant degree from the addition of established sales representatives, both as employees and as independent representatives, whose existing customers generally have become customers of the Company.

   The business was founded as an Illinois corporation in 1980, was merged into a Wisconsin corporation in 1982, was merged into a Delaware corporation in 1989, and was merged back into a Wisconsin corporation in 1993. The Company's principal office is located at 10920 West Lincoln Avenue, West Allis, Wisconsin 53227, a suburb of Milwaukee. Its telephone number is (414) 321-8881.


                        CERTAIN INVESTMENT CONSIDERATIONS


   Prospective purchasers should carefully consider the following factors, together with other information contained or incorporated by reference in this Prospectus, in evaluating an investment in shares of Common Stock.

   This Prospectus contains forward looking statements that are subject to risks and uncertainties, including but not limited to the following: The dental products business is extremely competitive; the general level of economic activity can have a substantial impact on the Company's business production; the Company's growth has been substantially enhanced through acquisitions, which may or may not be available on acceptable terms in the future, and which, if consummated, may or may not be advantageous to the Company. Accordingly, actual results may differ materially from those set forth in the forward looking statements. Attention is also directed to other risk factors set forth in documents filed by the Company with the Securities and Exchange Commission.

   SALES REPRESENTATIVES. The Company's growth has resulted in large part from the expansion of its sales force, which currently operates in 48 states. As of July 1, 1997, the sales organization consisted of 389 sales representatives, including 20 independent sales representatives. During 1995, the Company had a net increase of 18 representatives. In 1996, the Company had a net increase of 10 representatives. As of July 1, 1997, Sullivan's work force totalled 1,061 people, an increase in personnel of 137 since December 31, 1994. The Company considers its relations with its sales representatives to be excellent, but, as management believes is typical of the industry, the Company in most cases has no employment or noncompetition agreements with its sales representatives. The Company's sales representatives work primarily on a commission basis. The Company believes that all independent sales representatives have income from sources other than the Company. Sullivan's independent sales representatives are not employees of the Company.

   CONTROL. After giving effect to the sale of the Common Stock offered hereby, Robert J. Sullivan, the Company's Chairman of the Board, will own 11.4% of the Company's outstanding Common Stock and the Company's directors and executive officers (consisting of nine individuals, including Mr. Sullivan) will own in the aggregate 21.7% of the Company's outstanding Common Stock, in each case excluding stock options. If Mr. Sullivan and the other directors and executive officers of the Company were to exercise all Company-issued stock options held by them, Mr. Sullivan would own 12.2% of the Company's outstanding Common Stock and the Company's directors and executive officers (including
Mr. Sullivan) would own in the aggregate 26.5% of the Company's outstanding Common Stock. Mr. Sullivan and the directors and executive officers as a group thus will continue to be able to influence substantially the management and policies of the Company and the election of the directors of the Company.


                                 USE OF PROCEEDS


   The proceeds from the exercise of options will be used for the working capital of the Company.


                                 OPTION HOLDERS

   This Prospectus relates to the sale of an aggregate of 4,750 shares of Common Stock.

   The 4,750 shares of Common Stock offered hereby may be purchased by certain persons (the "Option Holders") pursuant to the exercise of non-qualified stock options previously granted to them by the Company (collectively the "Agreements").

   On January 17, 1997, the Company's Board of Directors entered into Non-Qualified Stock Option Agreements granting non-qualified stock options to purchase 1,500 shares of Common Stock to each of Ken Levene and Tom Dietrich, and 1,750 shares of Common Stock to Kim Swearingen, all of whom are key independent sales representatives for the Company. These options are exercisable at $13.00 per share (representing the fair market value on the grant date), have a ten-year term commencing on the date of grant and are non-transferable. Upon exercise of these options, the optionees may pay the exercise price either in cash or shares of Common Stock valued at their then fair market value, or a combination thereof.

   The number of shares of Common Stock subject to outstanding non-qualified stock options granted under the Agreements and the exercise price thereof may be adjusted to reflect any change in par value, reclassification, stock dividend, stock split or other similar event. Non-qualified stock options will automatically terminate in the event of liquidation or dissolution of the Company, or certain mergers, consolidations or sales of the Company's assets.

   The Agreements were entered into by the Company to recognize and reward the selected recipients for outstanding services rendered on behalf of the Company, and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Common Stock of the Company. Stock options relating to a total of 4,750 shares of Common Stock of the Company have been issued under the Agreements, all of which remain outstanding and unexercised.

   Shares to be issued upon exercise of options granted under the Agreements may be authorized and unissued shares of Common Stock of the Company, treasury stock of the Company, or any combination thereof.

   No stock option granted under any Agreement is transferable except by will or the laws of descent and distribution. During the holder's lifetime, stock options shall be exercisable only by such holder.


                              PLAN OF DISTRIBUTION

   The 4,750 shares of Common Stock offered hereby to the Option Holders may be sold from time to time to the Option Holders pursuant to the exercise of the non-qualified stock options previously granted to them by the Company.


                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED SHARES

   The Company has authority to issue 30,000,000 shares of Common Stock, $.01 par value, and 500,000 shares of Preferred Stock, $.01 par value, issuable in series. As of July 15, 1997, a total of 10,011,700 shares of Common Stock were issued and outstanding. None of the Preferred Stock has been issued.

COMMON STOCK

   The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Shareholders have no cumulative voting rights, and, as a result, holders of more than 50% of the outstanding shares can elect all of the directors. Subject to the rights of holders of any Preferred Stock which may be issued, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to share proportionately in any liquidating distributions to shareholders. The holders of Common Stock have no pre-emptive rights and the Common Stock is not subject to redemption. The rights of holders of Common Stock may not be modified otherwise than by a majority vote of the shares outstanding. The Company's Articles of Incorporation provide that holders of Common Stock, as such, have no right to call a special meeting of shareholders.

   All of the outstanding shares, including the Common Stock offered hereby, are or when issued will be fully paid and non-assessable, except as provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, which in general provides for personal liability on the part of the shareholders in an amount equal to the par value of shares owned for the unpaid wages of Wisconsin employees, not to exceed wages for six months service in any case. A Wisconsin trial court has interpreted this statute to extend to the original issue price for shares, rather than the stated par value.

PREFERRED STOCK

   At present, no shares of Preferred Stock are issued or have been authorized by the Board of Directors for issuance. The Articles of Incorporation provide that the Board of Directors, without further vote or action by the shareholders, may authorize the issuance of shares of Preferred Stock. The Board of Directors is empowered to establish, and to designate the name of, each class or series of the Preferred Stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). These rights and privileges could adversely affect the voting power of holders of Common Stock, and the authority of the Board of Directors to issue Preferred Stock without further shareholder approval could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current plans to issue any shares of Preferred Stock.

TRANSFER AGENT

   The Transfer Agent for the Common Stock is Firstar Trust Company, Milwaukee, Wisconsin.


                                  LEGAL OPINION


   The legality of the Common Stock offered by this Prospectus will be passed upon for the Company by Wolfe, Wolfe & Ryd, Twenty N. Wacker Drive, Suite 3550, Chicago, Illinois 60606, counsel to the Company. Howard O. Wolfe and Kerry B. Wolfe, of Wolfe, Wolfe & Ryd, are directors of the Company. Stephen
E. Ryd of Wolfe, Wolfe & Ryd is an Assistant Secretary of the Company. The Company paid $265,000 in fees (including directors' fees) to Wolfe, Wolfe & Ryd during 1996, which exceeded 5% of the law firm's gross revenues for 1996.
 Howard O. Wolfe beneficially owns 55,250 shares of Common Stock, Kerry B. Wolfe beneficially owns 38,250 shares of Common Stock and Stephen E. Ryd beneficially owns 22,950 shares of Common Stock.

                                     EXPERTS


   The financial statements and related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK, IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 _______________

                                TABLE OF CONTENTS

                                                                            PAGE

Available Information. . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents
  by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Certain Investment Considerations. . . . . . . . . . . . . . . . . .   3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Option Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .   5
Description of Capital Stock . . . . . . . . . . . . . . . . . . . .   5
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                                  4,750 SHARES



                                 SULLIVAN DENTAL
                                 PRODUCTS, INC.



                                  COMMON STOCK






                                   PROSPECTUS




                                  July 24, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following are the estimated expenses in connection with the registration and distribution of the Common Stock being registered hereby (other than underwriting discounts and commissions, if any):




   SEC registration fee. . . . . . . . .    $   26.00
   Accounting fees and expenses. . . . .    $1,000.00
   Legal fees and expenses . . . . . . .    $1,000.00

         Total . . . . . . . . . . . . .    $2,026.00
                                            ---------
                                            ---------

   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

   Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law ("WBCL") contain provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities. Wisconsin corporations may extend the scope of indemnification beyond that provided by statute by including such provisions in their articles of incorporation or by-laws, by written agreement or by resolution of the Board of Directors or shareholders. Wisconsin law also allows companies to require or permit: (a) indemnification; (b) allowance of expenses; and (c) insurance for any liability incurred in connection with a proceeding involving federal or state securities laws, subject to the restrictions on indemnification described below. Section 7.1 of the Registrant's by-laws and Article Tenth of the Registrant's Articles of Incorporation require indemnification of the Registrant's directors and officers to the fullest extent permitted by Wisconsin law.

   The Registrant has entered into Indemnity Agreements with each of its directors and executive officers by which the Registrant has agreed to indemnify such individuals in a manner generally consistent with that permitted under Sections 180.0850 to 180.0859 of the WBCL, with the following exception: the form of indemnity agreement permits, in certain circumstances where court approval has been obtained, indemnification of amounts paid by the directors in settlement of a derivative suit.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons by the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

   Article Eleventh of the Registrant's Articles of Incorporation provides for the elimination, to the fullest extent permitted by the WBCL, of liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. This provision is included in the Articles of Incorporation pursuant to authority granted in Section
180.0828 of the WBCL, which permits a Wisconsin corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director where such liability is based on the following: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit, or (d) willful misconduct.

   ITEM 16.  EXHIBITS

   The Exhibits filed as part of this Registration Statement are listed below:

 EXHIBIT NO.                               EXHIBIT
 -----------                               -------

     4.1      Articles of Incorporation of Registrant *

     4.2      Specimen Common Stock Certificate *

     5.1      Legal Opinion of Wolfe, Wolfe & Ryd

    23.1      Consent of Deloitte & Touche LLP (included on page II-5)

    23.2      Consent of Wolfe, Wolfe & Ryd (included in Exhibit 5.1)

     24       Power of Attorney (included on page II-4)


   ITEM 17.  UNDERTAKINGS

   The undersigned Registrant hereby undertakes:

       (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

------------------
   * Incorporated by reference to Registrant's Registration Statement on Form S-3, Registration No. 33-67294, filed with the Securities and Exchange Commission on August 12, 1993, wherein the document has the same exhibit number as shown above.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to a plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that undertakings (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons by the Registrant, to act in accordance with the third paragraph of
   Item 15 hereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Allis, State of Wisconsin, on July 24, 1997.

                                   SULLIVAN DENTAL PRODUCTS, INC.


                                   By:  /s/  Timothy J. Sullivan
                                       -------------------------
                                        Timothy J. Sullivan
                                        President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Sullivan and Timothy J. Sullivan, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                       TITLE                         DATE
   ---------                       -----                         ----

/s/ Robert E. Doering         Chief Executive                    July 24, 1997
---------------------
Robert E. Doering             Officer and Director
                              (Principal Executive
                              Officer and Chief Accounting Officer)

/s/  Timothy J. Sullivan      President, Chief Financial          July 24, 1997
------------------------
Timothy J. Sullivan           Officer, Treasurer,
                              Secretary and Director
                              (Principal Financial Officer)

/s/  Robert J. Sullivan       Chairman of the Board              July 24, 1997
-----------------------
Robert J. Sullivan            and Director

/s/  Kevin J. Ackeret         Executive Vice President           July 24, 1997
---------------------
Kevin J. Ackeret              and Director

/s/  Wayne G. Holt            Director                           July 24, 1997
------------------
Wayne G. Holt

/s/  Howard O. Wolfe          Director                           July 24, 1997
--------------------
Howard O. Wolfe

/s/  Kerry B. Wolfe           Director                           July 24, 1997
-------------------
Kerry B. Wolfe

                          INDEPENDENT AUDITORS' CONSENT



Sullivan Dental Products, Inc.
West Allis, Wisconsin




   We consent to the incorporation by reference in this Registration Statement of Sullivan Dental Products, Inc. on Form S-3 of our reports dated February 18, 1997, appearing in the Annual Report on Form 10-K of Sullivan Dental Products, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin



July 24, 1997

                                  EXHIBIT INDEX


   The Exhibits filed as part of this Registration Statement and not included in Part II of this Registration Statement are listed below:

                                                      SEQUENTIALLY NUMBERED
 EXHIBIT NO.                EXHIBIT                             PAGE
 -----------                -------                   ---------------------

     5.1      Legal Opinion of Wolfe, Wolfe & Ryd              15

    23.2      Consent of Wolfe, Wolfe & Ryd
              (included in Exhibit 5.1)